Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL

INFORMATION RELATING TO THE MERGER

The following unaudited combined condensed consolidated pro forma financial information is based on the historical financial statements of NewBridge Bancorp (the “Company”) and its subsidiary and the historical financial statements of CapStone Bank (“CapStone”) and has been prepared to illustrate the effects of the merger of CapStone with and into the Company’s wholly-owned subsidiary, NewBridge Bank (“the Bank”), which became effective on April 1, 2014. The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2013 and the unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2013, give effect to the Merger, accounted for under the acquisition method. Under the acquisition method, the assets and liabilities of CapStone, as of the effective date of the Merger, are recorded at their respective fair values. For the acquisition of CapStone, estimated fair values of assets acquired and liabilities assumed are based on the information that is available, and the Company believes this information provides a reasonable basis for determining fair values. Management is currently evaluating these fair values, which are subject to revision as more detailed analyses are completed and additional information becomes available. Any changes resulting from the evaluation of these or other estimates as of the acquisition date may change the amount of the preliminary fair values recorded.

The unaudited pro forma combined condensed consolidated balance sheet and the unaudited pro forma combined condensed consolidated statement of income as of and for the year ended December 31, 2013, have been derived from the audited financial statements of the Company and CapStone. The unaudited pro forma combined condensed consolidated statement of income gives effect to the Merger as if it had been consummated on January 1, 2013. The unaudited pro forma combined condensed consolidated balance sheet gives effect to the Merger as if consummated on December 31, 2013. Merger-related expenses estimated at $6.2 million are not included in the unaudited pro forma combined condensed consolidated statement of income.

The unaudited pro forma combined condensed consolidated financial statements should be considered together with the historical statements of the Company and CapStone, including the respective notes to those statements. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the Merger been consummated during this period.

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The following table presents the estimated fair value of the assets acquired and the liabilities assumed as of the effective date of the Merger (in thousands):

April 1, 2014
Fair value of assets acquired :
Cash and cash equivalents	$6,198
Time deposits due from banks	18,250
Federal funds sold	1,000
Investment securities	49,511
Loans	292,848
Premises and equipment	3,185
Core deposit intangible	2,490
Real estate acquired in settlement of loans	165
Deferred tax assets	3,257
Other assets	4,357
Total assets acquired	381,261
Fair value of liabilities assumed:
Deposits	273,665
Borrowings from the Federal Home Loan Bank	61,268
Other liabilities	1,783
Total liabilities assumed	336,716
Net assets acquired	$44,545
Purchase price:	$61,776
Goodwill:	$17,231

Under the terms of the Agreement and Plan of Combination and Reorganization, CapStone’s shareholders received 2.25 shares of the Company’s Class A common stock for each share of CapStone common stock. Accordingly, the Company issued approximately 8,074,233 shares of Class A common stock (based on 3,589,028 shares of CapStone common stock issued and outstanding as of the effective date of the Merger) at a price of $7.14 per common share, the closing stock price of the Class A common stock on March 31, 2014. The implied value of the consideration received by CapStone shareholders was $16.065 per share of CapStone common stock. The total purchase price was $61.8 million, net of stock issuance costs of $352,000, including the conversion of 602,782 CapStone stock options having an aggregate fair value of $4.5 million. No cash was issued in the transaction other than an immaterial amount of cash paid in lieu of fractional shares. The acquisition was a tax-free transaction for the Company.

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 NewBridge Bancorp (“NewBridge”) Combined with CapStone Bank (“CapStone”)

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

As of December 31, 20131

(Dollars in thousands)

	NewBridge	CapStone	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Assets
Cash and cash equivalents	$33,513	$5,912	$-		$39,425
Time deposits due from banks	-	18,200	299	[2]	18,499
Investment securities	368,866	50,426	102	[3]	419,394
Loans held for investment	1,416,703	298,246	(6,154)[4]		1,708,795
Allowance for credit losses	(24,550)	(3,343)	3,343	[5]	(24,550)
Loans held for sale	3,530	-	-		3,530
Premises and equipment	44,249	2,910	334	[6]	47,493
Real estate acquired in settlement of loans	8,025	173	-		8,198
Net deferred tax asset	36,779	3,457	394	[7]	40,630
Goodwill	4,118	-	17,276	[8]	21,394
Core deposit intangibles	3,725	542	1,948	[9]	6,215
Other assets	70,274	5,008	(212)[10]		75,070
Total Assets	$1,965,232	$381,531	$17,330		$2,364,093

Liabilities
Deposits	$1,553,996	$280,549	$392	[11]	$1,834,937
Short and long term borrowings	229,774	54,460	268	[12]	284,502
Other liabilities	14,670	1,416	-		16,086
Total Liabilities	1,798,440	336,425	660		2,135,525

Equity
Preferred equity	15,000	-	-		15,000
Common equity	151,792	45,106	16,670	[13]	213,568
Total Equity	166,792	45,106	16,670		228,568
Total Liabilities and Equity	$1,965,232	$381,531	$17,330		$2,364,093

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[1]	NewBridge completed its acquisition of CapStone on April 1, 2014. The pro forma combined condensed consolidated balance sheet assumes the acquisition took place as of December 31, 2013.
[2]	Establishes the premium on acquired certificates of deposit.
[3]	Marks the investment portfolio to fair value as of the acquisition date.
[4]	Includes a credit mark of ($7.0) million and a yield discount of ($1.2) million based on NewBridge’s evaluation as of the acquisition date, a reversal of loan fees of $710,000, and the elimination of the discount of $1.4 million from the purchased loans related to CapStones’s acquisition of Patriot State Bank (Patriot).
[5]	Eliminates the historical allowance for credit losses of CapStone.
[6]	Reflects fair value adjustments to acquired premises and equipment based on NewBridge’s evaluation as of the acquisition date.
[7]	Records deferred tax asset generated by the net fair value adjustments (tax rate = 38.25%).
[8]	Records the goodwill from the acquisition of CapStone and represents the net amount of consideration given in excess of the net assets acquired.
[9]	Eliminates the prior core deposit intangible on CapStone’s acquisition of Patriot of $542,000 and establishes the new core deposit intangible of $2.5 million.
[10]	Reflects fair value adjustments to accrued interest receivable.
[11]	Eliminates the prior deposit premium on CapStone’s acquisition of Patriot of $757,000 and establishes the new deposit premium of $1.1 million.
[12]	Reflects fair value adjustments to Federal Home Loan Bank advances.
[13]	Reflects total consideration of $61.8 million, consisting of approximately 8,074,233 shares issued valued at $7.14 per share and $4.5 million fair value of 602,782 stock options outstanding less stock issuance costs of $352,000, less CapStone equity of $45.1 million.

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NewBridge Bancorp (“NewBridge”) Combined with CapStone Bank (“CapStone”)

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

For the Year Ended December 31, 20131

	NewBridge	CapStone	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Interest Income
Loans, including fees	$56,617	$14,419	$(48)[2]		$70,988
Investment securities	12,179	1,359	(253)[3]		13,285
Interest-bearing bank balances	23	364	(179)[4]		208
Federal funds sold	-	7	-		7
Total Interest Income	68,819	16,149	(480)		84,488

Interest Expense
Deposits	3,116	1,112	(27)[5]		4,201
Federal Home Loan Bank advances	1,195	383	-		1,578
Other borrowings	1,332	9	-		1,341
Total Interest Expense	5,643	1,504	(27)		7,120
Net Interest Income	63,176	14,645	(453)		77,368
Provision for Credit Losses	2,691	250	-		2,941
Net Interest Income After Provision	60,485	14,395	(453)		74,427

Noninterest Income
Retail banking	10,228	89	-		10,317
Wealth management services	2,570	-	-		2,570
Mortgage banking services	1,644	-	-		1,644
Gain on acquisition	-	5,127	-		5,127
Gains on sales of investment securities	736	-	-		736
Bank-owned life insurance	1,429	77	-		1,506
Other	847	445	-		1,292
Total Noninterest Income	17,454	5,738	-		23,192

Noninterest Expense
Personnel	32,104	5,266	-		37,370
Occupancy, furniture and equipment	7,709	647	-		8,356
Technology and data processing	4,192	680	-		4,872
FDIC insurance	1,565	207	-		1,772
Real estate acquired in settlement of loans	(126)	222	-		96
Amortization of core deposit intangibles	809	116	587	[6]	1,512
Other	14,131	2,026	-		16,157
Total Noninterest Expense	60,384	9,164	587		70,135
Net income before income taxes	17,555	10,969	(1,040)		27,484
Income tax expense (benefit)	(3,216)	2,213	(370	)7	(1,373)
Net Income (Loss)	20,771	8,756	(670)		28,857
Dividends and accretion on preferred stock	(1,854)	-	-		(1,854)
Net Income (Loss) available to common shareholders	$18,917	$8,756	$(670)		$27,003

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	NewBridge	CapStone	Pro Forma
	Historical	Historical	Combined
Earnings per share
Basic	$0.71	$2.50	$0.78
Diluted	$0.65	$2.34	$0.72

Weighted average shares outstanding
Basic	26,643,820	3,503,992	34,527,802
Diluted	29,070,127	3,743,446	37,492,880

[1]	NewBridge completed its acquisition of CapStone on April 1, 2014. The pro forma combined condensed consolidated statement of income for the year ended December 31, 2013 assumes the acquisition took place as of January 1, 2013.
[2]	Reflects accretion and amortization of loan purchase accounting adjustments.
[3]	Reflects amortization of premium on acquired investment securities.
[4]	Reflects amortization of premium on acquired certificates of deposit.
[5]	Reflects amortization of deposit premium on acquired interest-bearing deposits and eliminates amortization of Patriot deposit premium.
[6]	Reflects amortization of core deposit intangible on the acquired core deposit accounts and eliminates amortization of Patriot core deposit intangible.
[7]	Reflects income tax on adjustments at the effective rate of 35.62%.

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